UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006
___________

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 23, 2006, the Board of Directors (the “Board”) of CarMax, Inc. (“CarMax”) appointed Thomas J. Folliard as President and Chief Executive Officer of CarMax, effective June 21, 2006, succeeding Austin Ligon. The information with respect to Mr. Folliard’s compensation provided under Item 5.02 below is incorporated herein by reference.

Also on May 23, 2006, the Board determined that Mr. Ligon would continue to serve as the President and Chief Executive Officer of CarMax until June 20, 2006. The information with respect to Mr. Ligon’s compensation provided under Item 5.02 below is incorporated herein by this reference.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On May 24, 2006 and pursuant to the terms of his employment agreement with CarMax dated as of August 1, 2004, Mr. Ligon provided written notice to CarMax of his intention to retire as President, Chief Executive Officer and Director effective June 20, 2006, and as an employee of CarMax effective August 21, 2006. Mr. Ligon’s employment agreement will terminate upon his retirement, effective August 21, 2006. The form of Mr. Ligon’s employment agreement is filed as Exhibit 10.1 to CarMax’s Quarterly Report on Form 10-Q, filed October 12, 2004 (File No. 1-31420) and is incorporated herein by this reference.

ITEM 5.02.     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 23, 2006, the Board appointed Thomas J. Folliard as President and Chief Executive Officer of CarMax, effective June 21, 2006. Mr. Folliard will succeed Austin Ligon, who will continue to serve as the President and Chief Executive Officer until June 20, 2006. The Board also elected Mr. Folliard as a director, effective June 21, 2006, at which time he will replace Mr. Ligon as a member of the Board. Mr. Folliard is expected to be appointed to the Executive Committee of the Board upon becoming a director.

Mr. Folliard, age 41, joined CarMax in 1993 as senior buyer and became director of purchasing in 1994. Mr. Folliard was promoted to vice president of merchandising in 1996, senior vice president of store operations in July 2000, and executive vice president of store operations in April 2001. He is responsible for the design and development of the unique CarMax purchasing process, the buyer-in-training program, and the in-store wholesale auction system.

The terms of Mr. Folliard’s employment with CarMax will continue to be governed by his executive employment agreement dated as of August 1, 2004. Effective June 21, 2006, Mr. Folliard will receive an annual base salary of $700,000 and his annual bonus target under CarMax’s Annual Performance-Based Bonus Plan (the “Bonus Plan”) will be 100% of his annual base salary. The form of Mr. Folliard’s executive employment agreement is filed as Exhibit 10.1 to CarMax’s Quarterly Report on Form 10-Q, filed October 12, 2004 (File No. 1-31420) and is incorporated herein by this reference. CarMax anticipates that Mr. Folliard will enter into a revised employment agreement on or about June 21, 2006, a copy of which will be filed with the Securities and Exchange Commission as required.

Additionally, pursuant to the terms of the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated, effective May 23, 2006, CarMax granted Mr. Folliard options to purchase 100,000 shares of CarMax common stock at an exercise price of $32.67, which was the fair market value of CarMax common stock on the date of grant. The options shall vest 25% annually on each of the first four anniversaries of the date of grant.

Mr. Ligon will continue to receive his current annual base salary and be eligible to receive his fiscal year 2007 bonus pursuant to the Bonus Plan through the remainder of his employment with CarMax.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated May 24, 2006, issued by CarMax, Inc., entitled “CarMax Names Thomas J. Folliard President, CEO, and Member of the Board”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: May 25, 2006	By: /s/ Keith D. Browning
Keith D. Browning
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 24, 2006, issued by CarMax, Inc., entitled “CarMax Names Thomas J. Folliard President, CEO, and Member of the Board”